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                                                                    Exhibit 10.9


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                                  MICROPATENT,

                             OPUS PUBLICATIONS, INC.

                           DORINDA DEVELOPMENTS, INC.

                              SUSAN SEVERTSON, AND

                                 ROBERT ASLESON

                                                as Sellers

                                       and

                                 MICROPATENT LLC

                                                as Buyer

                            ------------------------

                            ASSET PURCHASE AGREEMENT

                            ------------------------


                            ------------------------

                            Dated as of July 2, 1997

                            ------------------------

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                                TABLE OF CONTENTS

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 RECITALS....................................................................1

 1.  Definitions.............................................................1

 2.  PURCHASE AND SALE OF THE PURCHASED PROPERTY.............................6
       2.1.  Transfer of Assets..............................................6
       2.2.  Sale at Closing Date............................................8
       2.3.  Subsequent Documentation by Sellers.............................8
       2.4.  Assumed Liabilities and Excluded Liabilities....................9
       2.5.  Assumption by Buyer at Closing Date............................11
       2.6.  Subsequent Documentation by Buyer..............................11

 3.  Purchase Price.........................................................11
       3.1.  Purchase Price.................................................11
       3.2.  Payment of Purchase Price......................................11
       3.3.  Post-Closing Adjustment to Purchase Price......................12

 4.  CLOSING................................................................13

 5.  REPRESENTATIONS AND WARRANTIES OF THE SELLERS..........................13
       5.1.  Corporate Organization.........................................13
       5.2.  Qualification to Do Business...................................13
       5.3.  Authorization and Validity of Agreement........................13
       5.4.  No Conflict or Violation.......................................14
       5.5.  Consents and Approvals.........................................14
       5.6.  Financial Statements...........................................14
       5.7.  Absence of Certain Changes or Events...........................14
       5.8.  Tax Matters....................................................16
       5.9.  Absence of Undisclosed Liabilities.............................16
       5.10.  Real Property.................................................17
       5.11.  Equipment and Machinery.......................................17
       5.12.  Intellectual Property.........................................18
       5.13.  Licenses, Permits and Governmental Approvals..................19
       5.14.  Compliance with Law; Licenses.................................19
       5.15.  Litigation....................................................20
       5.16.  Contracts.....................................................20
       5.17.  Receivables...................................................21
       5.18.  Inventory.....................................................21
       5.19.  Employee Plans................................................21
       5.20.  Customers, Suppliers and Competitors..........................22
       5.21.  Insurance.....................................................22
       5.22.  Transactions with Directors, Officers and Affiliates..........22
       5.23.  Labor Matters.................................................23


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       5.24.  Environmental Matters.........................................23
       5.25.  Assets of the Company.........................................24
       5.26.  Accuracy of Information.......................................24
       5.27.  Survival......................................................24

 6.  REPRESENTATIONS AND WARRANTIES OF EACH SELLER..........................24
       6.1.  Corporate Organization.........................................24
       6.2.  Authorization and Validity of Agreement........................24
       6.3.  No Conflict or Violation.......................................25
       6.4.  Consents and Approvals.........................................25
       6.5.  Accuracy of Information........................................25
       6.6.  Survival.......................................................25

 7.  REPRESENTATIONS AND WARRANTIES OF THE BUYER............................25
       7.1.  Corporate Organization.........................................26
       7.2.  Qualification to Do Business...................................26
       7.3.  Authorization and Validity of Agreement........................26
       7.4.  No Conflict or Violation.......................................26
       7.5.  Approvals and Consents.........................................26
       7.6.  Survival.......................................................26

 8.  COVENANTS OF THE SELLERS...............................................26
       8.1.  Intentionally Omitted..........................................27
       8.2.  Consents and Approvals.........................................27
       8.3.  Intentionally Omitted..........................................27
       8.4.  Intentionally Omitted..........................................27
       8.5.  Further Assurances.............................................27
       8.6.  Best Efforts...................................................27
       8.7.  Covenant Not To Compete........................................27
       8.8.  Non-Solicitation of Employees..................................28
       8.9.  Notice of Breach...............................................28
       8.10. Bulk Sales Compliance..........................................28
       8.11. Assignment of Contracts and Warranties.........................28
       8.12. Change of Name.................................................29
       8.13. Forwarding Inquiries...........................................29
       8.14. Audits.........................................................29

 9.  COVENANTS OF THE BUYER.................................................29
       9.1.  Actions Before Closing Date....................................29
       9.2.  Consents and Approvals.........................................29
       9.3.  Further Assurances.............................................29
       9.4.  Accuracy of Information........................................30
       9.5.  Forwarding Inquiries...........................................30

 10.  EMPLOYEES AND EMPLOYEE PLANS..........................................30
       10.1.  Offer of Employment...........................................30


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                                                                           Page
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       10.2.  Employee Benefits.............................................30
       10.3.  Liability.....................................................31
       10.4.  Rights........................................................31

 11.  TAXES.................................................................31
       11.1.  Allocation  of  Purchase  Price and  Purchase  Price
              Allocation Forms..............................................31
       11.2.  Indemnification Payments......................................31
       11.3.  Proration of Real and Personal Property Taxes.................31

 12.  INDEMNIFICATION.......................................................31
       12.1.  Indemnification by the Sellers................................32
       12.2.  Procedures for Indemnification by the Sellers.................33
       12.3.  Joint and Several Liability...................................34
       12.4.  Indemnification by the Buyer..................................34
       12.5.  Procedures for Indemnification by the Buyer...................34
       12.6.  Successors and Assigns........................................35

 13.  CONDITIONS TO OBLIGATIONS OF THE SELLERS..............................35
      SECTION 13.2.  Intentionally Omitted..................................35
       13.3.  Consents and Approvals........................................35
       13.4.  No Violation of Orders........................................35
       13.5.  Escrow Agreement..............................................36
       13.6.  Consulting Agreement..........................................36
       13.7.  Buyer Closing Documents.......................................36

 14.  CONDITIONS TO THE OBLIGATIONS OF THE BUYER............................36
      SECTION 14.1. Intentionally Omitted...................................36
      SECTION 14.2. Intentionally Omitted...................................36
       14.3.  Consents and Approvals........................................36
       14.4.  No Violation of Orders........................................37
       14.5.  No Material Adverse Change....................................37
       14.6.  Opinion of Counsel............................................37
       14.7.  Escrow Agreement..............................................37
       14.8.  Consulting Agreement..........................................37
       14.9.  State Taxes...................................................37
       14.10.  FIRPTA Withholding Certificate...............................37
       14.11.  Seller Closing Documents.....................................37
       14.12.  Legal Matters................................................38
       14.13.  Completion of Due Diligence..................................38

 15.  Intentionally Omitted.................................................38

 16.  MISCELLANEOUS.........................................................38
       16.1.  Successors and Assigns........................................38
       16.2.  Governing Law; Jurisdiction...................................38
       16.3.  Expenses......................................................38


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                                                                           Page
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       16.4.  Broker's and Finder's Fees....................................39
       16.5.  Severability..................................................39
       16.6.  Notices.......................................................39
       16.7.  Amendments; Waivers...........................................40
       16.8.  Public Announcements..........................................40
       16.9.  Entire Agreement..............................................41
       16.10.  Parties in Interest..........................................41
       16.11.  Scheduled Disclosures........................................41
       16.12.  Section and Paragraph Headings...............................41
       16.13.  Counterparts.................................................41


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Exhibits:

Exhibit A - Escrow Agreement
Exhibit B - Consulting Agreement
Exhibit C - Opinion of Counsel to the Sellers Exhibit D - Opinion of Counsel to Buyer Exhibit E - FIRPTA Withholding Certificate

Index To Schedules:

2.1(a)            Products
2.1(b)            Retained Assets
5.2               Qualification
5.4               No Conflict or Violation
5.5               Consents, Waivers, Authorizations and Approvals
5.6               Financial Statements
5.7               Material Changes or Events
5.8               Tax Matter Exceptions
5.9               Undisclosed Liabilities
5.10(b)           Leased Real Property
5.11              Equipment and Machinery
5.12              Intellectual Property and Intangible Assets
5.13              Licenses, Permits and Governmental Approvals
5.14              Exceptions to Compliance with Law
5.15              Litigation
5.16              Contracts
5.17              Counterclaims and Set-Offs of Accounts Receivable
5.18              Inventory
5.19(a)           Employee Plans
5.20              Customers and Suppliers
5.21              Insurance
5.22              Transactions with Directors, Officers and Affiliates
5.23 (a)          Employment and Labor Agreements
5.23 (b)          Exceptions to Compliance with Employment Laws
5.25              Assets of Company
6.4               Consents and Approvals
7.5               Approvals and Consents
8.8               Non-Solicitation of Employees
10.1              Employees of the Company
11.1              Allocation Statements


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                            ASSET PURCHASE AGREEMENT

            THIS ASSET PURCHASE AGREEMENT, dated as of July 2, 1997 by and among MICROPATENT, a New York general partnership (the "Company"), Opus Publications, Inc., a Connecticut corporation ("Opus"), Dorinda Developments, Inc., a Delaware corporation ("Dorinda"), Susan Severtson, an individual ("Severtson") and Robert Asleson, an individual ("Asleson," together with the Company, Opus, Dorinda and Severtson, the "Sellers"), and MicroPatent LLC, a Delaware limited liability company (the "Buyer").

                             W I T N E S S E T H:

            WHEREAS, the Company is engaged in the business of maintaining, producing, and distributing databases of patent and trademark information filings made with governmental Patent and Trademark authorities and affiliated patent and trademark organizations throughout the world and producing and distributing customized derivative information from such databases (collectively, the "Business");

            WHEREAS, Opus, Dorinda, Severtson and Asleson are general partners of the Company owning 51%, 40%, 5% and 4% of the partnership interests of the Company, respectively; and

            WHEREAS, the Buyer desires to purchase substantially all of the assets of the Company from the Sellers, and the Sellers desire to sell such assets to the Buyer, in each case upon the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements hereinafter contained, the parties hereto hereby agree as follows:

            SECTION 1. DEFINITIONS.

            As used in this Agreement (including the recitals and Schedules hereto), the following terms shall have the following meanings (such meanings to be applicable equally to both singular and plural forms of the terms defined):

            "Accounts Receivable" shall mean all accounts and notes receivable of the Company existing on the Closing Date except those expressly defined as Retained Assets;

            "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of such Person;

            "Allocation Statement" shall have the meaning set forth in Section
11.1 hereof;
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            "Asleson" shall have the meaning set forth in the Preamble hereto;

            "Assigned Contracts" shall mean the rights of the Company which will be assumed by the Buyer on the Closing Date, under the Contracts;

            "Assumed Liabilities" shall have the meaning set forth in Section
2.4 hereof;

            "Business" shall have the meaning set forth in the first recital hereto;

            "Business Day" shall mean days other than Saturdays, Sundays and other legal holidays or days on which the principal office of Citibank, N.A. is closed;

            "Buyer" shall have the meaning set forth in the Preamble hereto;

            "Buyer Event of Breach" shall have the meaning set forth in Section
12.3 hereof;

            "Buyer Indemnitees" shall have the meaning set forth in Section 12.1 hereof;

            "Buyer Losses" shall have the meaning set forth in Section 12.1 hereof;

            "Cash Purchase Price" shall have the meaning set forth in Section
3.1 hereof;

            "Closing" shall have the meaning set forth in Section 4 hereof;

            "Closing Date" shall have the meaning set forth in Section 4 hereof;

            "Closing Date Current Assets" shall have the meaning set forth in
Section 3.3(a) hereof;

            "Closing Date Current Liabilities" shall have the meaning set forth in Section 3.3(a) hereof;

            "Code" shall mean the Internal Revenue Code of 1986, as amended;

            "Company" shall have the meaning set forth in the Preamble hereto;

            "Consulting Agreement" shall have the meaning set forth in Section
13.6 hereof.

            "Contracts" shall mean, collectively, Purchase Orders, Sales Orders and Other Contracts;

            "Dorinda" shall have the meaning set forth in the Preamble hereto;

            "Employment and Labor Agreements" shall have the meaning set forth in Section 5.23(a) hereof;

            "Environmental Laws" shall have the meaning set forth in Section
5.24 hereof;


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            "Equipment and Machinery" shall mean (i) all the equipment, machinery, furniture, fixtures and improvements, supplies and vehicles owned or leased by the Company on the Closing Date (including, without limitation, all such items as set forth on the March Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business), (ii) all the replacements for any of the foregoing owned or leased by the Company, (iii) any rights of the Company to the warranties (to the extent assignable) and licenses received from manufacturers and sellers of the aforesaid items and (iv) any related claims, credits, rights of recovery and set-off with respect thereto;

            "Escrow Agreement" shall have the meaning set forth in Section 3.2 hereof;

            "Escrow Amount" shall have the meaning set forth in Section 3.1 hereof;

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

            "ERISA Affiliate" shall have the meaning set forth in Section 5.19 hereof;

            "Excluded Liabilities" shall have the meaning set forth in Section 2.4(b) hereof;

            "Files and Records" shall mean all files and records, whether in hard copy or magnetic format, of the Company specifically relating to the Business or the Purchased Property, including, without limitation, the following types of files and records specifically relating to the Business: customer and supplier files, equipment maintenance records, equipment warranty information, plant plans, specifications and drawings, trade secrets and customer specifications and all files relating to Transferred Employees, correspondence with federal, state and local governmental agencies relating to the operation of the Business and related files and records of the Company;

            "Financial Statements" shall have the meaning set forth in Section
5.6 hereof;

            "GAAP" shall mean United States generally accepted accounting principles as in effect on the date on which the document or calculation to which it refers relates, applied on a consistent basis throughout the periods covered thereby;

            "Government" shall mean any agency, division, subdivision, audit group or procuring office of the Government of the United States, any state of the United States or any foreign government, including the employees or agents thereof;

            "Hazardous Materials" shall have the meaning set forth in Section
5.24 hereto;

            "Independent Accounting Firm" shall have the meaning set forth in
Section 3.3(a) hereto;

            "Intangible Assets" shall mean all intangible personal property rights, including, without limitation, all rights on the part of the Company to proceeds of any insurance policies and all claims on the part of the Company for recoupment, reimbursement and coverage under any


                                      -3-
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insurance policies, in each case in connection with the Business and all goodwill of the Sellers relating to the Business;

            "Intellectual Property" shall have the meaning set forth in Section 5.12(a) hereof;

            "Inventory" shall mean (i) all the finished goods, raw materials, work in progress and inventoriable supplies owned by the Company on the Closing Date (including, without limitation, all such items as set forth on the March Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business) specifically for use in the operations of the Business and
(ii) any and all rights of the Company to the warranties received from its suppliers with respect to such inventory (to the extent assignable) and related claims, credits, rights of recovery and set-off with respect thereto;

            "June Balance Sheet" shall have the meaning set forth in Section 5.6 hereof;

            "Licenses" shall have the meaning set forth in Section 5.12(c) hereof;

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien (statutory or other) or conditional sale agreement;

            "Listed Employee" shall have the meaning set forth in Section 10.1 hereof;

            "March Balance Sheet" shall have the meaning set forth in Section
5.6 hereof;

            "Material Adverse Effect" shall mean a material adverse affect on the business, operations, assets, properties, condition (financial or otherwise) or prospects of the Company, taken as a whole;

            "Net Working Capital" shall have the meaning set forth in Section 3.3(a) hereof;

            "Neato" shall mean Neato LLC, a Connecticut limited liability company;

            "Neato Amount" shall mean the amount owing to the Company from Neato as of the Closing, which amount has been determined by the Sellers to be Four Hundred Fifty-One Thousand Dollars ($451,000).

            "Neato Receivable" shall mean the amount owing to the Company from Neato as of the Closing Date;

            "NLRB" shall have the meaning set forth in Section 5.23(b) hereof;

            "Obsolete Inventory" shall have the meaning set forth in Section
5.18 hereof;

            "Opus" shall have the meaning set forth in the Preamble hereto;

            "Other Contracts" shall mean all Equipment and Machinery leases, and all indentures, loan agreements, security agreements, and all other contracts, commitments, partnership or joint venture agreements, license agreements, service contracts, employment, commission, and consulting agreements, suretyship contracts, letters of credit, reimbursement agreements, contracts or commitments limiting or restraining the Company with respect to the Business from engaging or competing in any lines of business or with any person, firm or corporation, documents granting the power of attorney with respect to the affairs of the Company, agreements not made in the ordinary course of business of the Business, options to purchase any assets or property rights of the Business, working capital maintenance or other form of guaranty agreements, and all other agreements to which the Company is a party and which are related to the operation of the Business, but excluding Real Property Leases, Purchase Orders, Sales Orders and Plans;

            "Permits" shall have the meaning set forth in Section 5.13 hereof;

            "Person" shall mean and include any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, any other unincorporated organization or Government;

            "Plans" shall have the meaning set forth in Section 5.19(a) hereof;

            "Products" shall have the meaning set forth in Section 2.1(a) hereof;

            "Purchase Orders" shall mean all the Company's outstanding purchase orders, contracts or other commitments to suppliers of goods and services for materials, supplies or other items used in the Business;

            "Purchase Price" shall have the meaning set forth in Section 3.1 hereof;

            "Purchased Property" shall have the meaning set forth in Section 2.1(a) hereof;

            "Proceeding" shall have the meaning set forth in Section 12.2 hereof;

            "Real Property Leases" shall have the meaning set forth in Section 5.10(b) hereof;

            "Reimbursed Claims" shall have the meaning set forth in Section 12.1 hereof;

            "Restricted Period" shall have the meaning set forth in Section 8.7(a) hereof;

            "Retained Assets" shall have the meaning set forth in Section 2.1(b) hereof;

            "Sales Orders" shall mean all of the Company's sales orders, contracts or other commitments to purchasers of goods and services of the Business;

            "Seller Indemnitees" shall have the meaning set forth in Section
12.3 hereof;

            "Seller Losses" shall have the meaning set forth in Section 12.3 hereof;


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            "Sellers" shall have the meaning set forth in the Preamble hereto;

            "Sellers' Event of Breach" shall have the meaning set forth in
Section 12.1 hereof;

            "Severtson" shall have the meaning set forth in the Preamble hereto;

            "Surplus Inventory" shall have the meaning set forth in Section 5.18 hereof;

            "Taxes" shall mean all federal, state, local or foreign taxes, including, but not limited to, income, gross income, gross receipts, capital, production, excise, employment, sales, use, transfer, transfer gain, ad valorem, premium, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, environmental, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto whether disputed or not;

            "Tax Returns" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental body in connection with the determination, assessment, collection or administration of any Taxes.

            "Transaction Documents" shall mean this Agreement, the Escrow Agreement, the Consulting Agreement, the exhibits and schedules hereto, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party in connection with the transactions contemplated to be consummated pursuant to any of the foregoing;

            "Transferred Employees" shall have the meaning set forth in Section
10.1 hereof;

            "Transfer Taxes" shall have the meaning set forth in Section 16.3 hereof;

            "Working Capital Statement" shall have the meaning set forth in
Section 3.3(a) hereof;

            "Working Capital Statement Report" shall have the meaning set forth in Section 3.3(a) hereof.

            SECTION 2. PURCHASE AND SALE OF THE PURCHASED PROPERTY.

            SECTION 2.1. Transfer of Assets.

            (a) Subject to the terms and conditions herein set forth, the Sellers shall sell, convey, transfer, assign and deliver to the Buyer, free and clear of any Lien, and the Buyer shall purchase and accept from the Sellers, on the Closing Date, all right, title and interest of the Sellers and their Affiliates in and to all of the Company's assets, properties, rights and business, tangible and intangible, of every type and description, wherever located, used or employed in connection with the Business as they exist or shall exist on the Closing Date (all of such assets, properties, rights and business being hereinafter collectively referred to as the "Purchased Property"), including without limitation:

            (i) any cash and cash equivalent items, including without limitation, checking accounts, bank accounts, certificate of deposit, time deposit and securities of the Company on the Closing Date;

            (ii) the Accounts Receivable, Assigned Contracts, Equipment and Machinery, Files and Records, Intangible Assets, Intellectual Property, Inventory, Licenses, Real Property Leases and any prepaid expenses and other assets relating to the operations of the Business on the Closing Date (including, without limitation, all such items as are set forth on the March Balance Sheet with additions thereto (net of dispositions) in the ordinary course of business) and including all the tangible and intangible assets of the Company and its Affiliates used in the Business and related thereto;

            (iii) all right, title and interest in and to the products produced by the Company, all of which are listed in Schedule 2.1(a) hereto, whether complete, published, unpublished, in process or under contract (the "Products") including, without limitation, all updates, supplements and revisions thereto, and other accompanying materials relating to the Products and the literary content of all of the above;

            (iv) all databases, software, software programs, object codes, source codes, systems documentation and user manuals used in connection with the Business, and all proprietary information, trade secrets, research records, test information, market surveys, marketing know-how, inventions, processes and procedures owned by the Company and used in connection with the Business;

            (v) all audio and video tapes, manuscripts, editorial material (including, without limitation, revisions, plans, reviews, reviews of competitive works, production records and author correspondence), back issues and superseded editions of every sort and in any medium used in or prepared for the Business;

            (vi) all stock and inventory including, without limitation, advertising materials, exhibit booths and related materials, subscription forms, database search guides, promotional material, camera-ready and electronic stock and customer documentation;

            (vii) all of the Sellers' claims, refunds, causes of action, choses in action, rights of recovery and rights of setoff of any kind relating to the Business;

            (viii) the right to receive and retain mail, Accounts Receivable payments and other communications relating to the Business;

            (ix) the right to bill and receive payment for products shipped or delivered and services performed but unbilled or unpaid as of the Closing;

            (x) all lists, records and other information pertaining to accounts, personnel and referral sources, all lists and records pertaining to suppliers and customers; and all books, ledgers, files, business records, legal files and legal records of every kind; whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise except for Tax Returns and related records;

            (xi) all mailing lists for the Business and lists of present, former and prospective subscribers to, and recipients of, any of the Products (both in hard copy and all available machine readable formats), including names, addresses, expiration dates and other information customarily maintained by Company, and all other lists, files and advertising, marketing and promotional materials, studies, reports and all other printed or written materials relating to the Business;

            (xii) to the extent transferable, all telephone numbers (e.g., toll free numbers), fax numbers, Internet addresses and similar numbers or addresses ; and

            (xiii) all other assets, properties, and rights of every kind used primarily in the Business, on the Closing Date, known or unknown, fixed or unfixed, accrued, absolute, contingent or otherwise, whether or not specifically referred to in this Agreement.

            (b) Notwithstanding anything herein to the contrary, the Purchased Property shall not include the following assets (the "Retained Assets"):

            (i) any minute books, Tax Returns and related records, or other partnership documents of the Company;

            (ii) Tax refunds relating to Taxes paid prior to the Closing;

            (iii) the Neato Receivable; and

            (iv) the assets listed in Schedule 2.1(b).

            SECTION 2.2. Sale at Closing Date. The sale, transfer, assignment and delivery by the Sellers of the Purchased Property to the Buyer, as herein provided, shall be effected on the Closing Date by deeds, bills of sale, endorsements, assignments and other instruments of transfer and conveyance satisfactory in form and substance to counsel for the Buyer.

            SECTION 2.3. Subsequent Documentation by Sellers. The Sellers shall, at any time and from time to time after the Closing Date, upon the reasonable request of the Buyer and at the expense of the Sellers, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further deeds, assignments, transfers and conveyances as may be required for the better assigning, transferring, granting, conveying and confirming to the Buyer or its successors and assigns, or for aiding and assisting in collecting and reducing to possession, any or all of the Purchased Property. The Sellers hereby constitute and appoint, effective as of the Closing Date, the Buyer, its successors and assigns as the true and lawful attorney of the Sellers with full power of substitution in the name of the Buyer or in the name of the Sellers but for the benefit of the Buyer (a) to collect for the account of the Buyer all

Accounts Receivable and any other item of Purchased Property and (b) to institute and prosecute all proceedings which the Buyer may in its discretion deem proper in order to collect the Accounts Receivable or to assert or enforce any right, title or interest in, to or under the Purchased Property and to defend or compromise (subject to Section 12 hereof, if applicable) any and all actions, suits or proceedings in respect of any of the Purchased Property. The Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

            SECTION 2.4. Assumed Liabilities and Excluded Liabilities.

            (a) Assumption of Liabilities. As additional consideration for the Purchased Property, from and after the Closing, the Buyer shall assume and the Buyer hereby agrees to pay, perform and discharge when due:

            (i) trade payables of the Company arising in the ordinary course of business as of the Closing Date, excluding any trade payables that were incurred prior to June 30, 1996, but including without limitation accrued liabilities, accrued vacation, accrued royalties, commissions payable, accounts payable and all current and long-term capital lease obligations, all to the extent set forth in the books and records of the Company as of the Closing, and including the commission payable due to Chadwyck Healey in an amount equal to the lesser of fifty percent (50%) thereof as of the Closing Date and forty eight thousand dollars ($48,000);

            (ii) any and all deferred revenue liability recorded by the Company on the Closing Date consistent with past practices in an amount not to exceed the amount set forth on the March Balance Sheet;

            (iii) all obligations of the Company arising pursuant to the terms of Real Property Leases referred to in Schedule 5.10 and Contracts referred to in Schedule 5.16 (other than liabilities (A) due or payable by the Company prior to June 30, 1996 or (B) relating to any breach or default of any Contract or Real Property Lease prior to the Closing Date unless such breach or default arises solely from the failure to pay an obligation after becoming due and payable and has been recorded as a current liability on the Company's books and records as of the Closing); and

            (iv) obligations of the Company arising out of the employment of Transferred Employees to the extent accrued by the Company on its books and records as of the Closing (collectively, the "Assumed Liabilities");

            (b) Excluded Liabilities. Anything in this Agreement to the contrary notwithstanding, the Sellers shall be responsible for all of the liabilities and obligations not hereby expressly assumed by Buyer and Buyer shall not assume, or in any way be liable or responsible for, any liabilities or obligations of the Sellers except as specifically provided by this Section 2.4 (the "Excluded Liabilities"). Without limiting the generality of the foregoing, Buyer shall not assume any of the following:

            (i) accrued royalties due to Jouve Software, Incorporated (which accrued prior to June 30, 1996) as of the Closing, which as of the March Balance Sheet were approximately in the amount of $60,000;

            (ii) the trade payable due to the U.S. Patent Office (which accrued prior to June 30, 1996) as of the Closing, which as of the March Balance Sheet was approximately $96,000;

            (iii) any indebtedness of the Company due under any line of credit, including, without limitation, the indebtedness due to the Bank of New Haven in the approximate amount of $300,000;

            (iv) the portion of the commission payable due to Chadwyck Healey that is not expressly assumed pursuant to Section 2.4(a)(i);

            (v) any liability or obligation under Contracts or other agreements to which any Seller is a party or by or to which it or any of its assets, properties or rights are bound or subject which are not reflected on
      Schedule 5.16 unless otherwise expressly assumed by the Buyer in the Transaction Documents;

            (vi) any liability or obligation arising out of (A) the employment by the Company of any employees, whether before or after the Closing Date and whether or not such employees become Transferred Employees, except as set forth in written employment agreements expressly assumed by the Buyer pursuant to Section 2.4(a)(iii) or to the extent accrued on the Company's books and records as of the Closing and expressly assumed pursuant to
      Section 2.4(a)(i), or (B) the retention by the Company of any agents or contractors, whether before or after the Closing Date unless under the written terms of an Assigned Contract and expressly assumed pursuant to
      Section 2.4(a)(iii) or to the extent accrued as a trade payable on the Company's books and records as of the Closing and expressly assumed pursuant to Section 2.4(a)(i);

            (vii) any liability or obligation of the Company owing to any stockholder, subsidiary or Affiliate thereof other than the portion of the commission payable due to Chadwyck Healey which is expressly assumed pursuant to Section 2.4(a)(i) hereof;

            (viii) any liabilities related to (A) income Taxes of the Company,
      (B) Taxes attributable to the transfer of the Purchased Property pursuant to this Agreement, (C) all other Taxes attributable to periods ending on or prior to the Closing Date, or (D) Taxes of any other Person pursuant to an agreement or otherwise unless under the written terms of an Assigned Contract;

            (ix) any liabilities of the Company arising under Environmental Laws attributable to or incurred as a result of any acts, omissions, or conditions first occurring or in existence as of or prior to the Closing Date, including, without limitation, liabilities for the release, handling, discharge treatment, storage, disposal, or presence of Hazardous Materials;

            (x) any liability or obligation of the Sellers arising out of or in connection with the preparation of this Agreement and the consummation and performance of the transactions contemplated by this Agreement, including without limitation, any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are being effected, at the request of Sellers, without compliance with the provisions of any bulk sales acts or any similar statute as enacted in any jurisdiction;

            (xi) any liability or obligation of the Company under any Plan; and

            (xii) any liability or obligation of the Company arising out of or in connection with any suit, action, investigation, claim or proceeding with respect to actions or omissions, or alleged action or omissions, of the Company or its officers, partners, agents or affiliates prior to the Closing, including without limitation, any disputes pertaining to patents the Company assigned to Neato on May 19, 1997 and other claims referred to on Schedule 5.15 other than liabilities accrued by the Buyer post-Closing in connection with the trademark dispute with Derwent set forth on
      Schedule 5.15.

            SECTION 2.5. Assumption by Buyer at Closing Date. The assumption by the Buyer of the Assumed Liabilities from the Sellers, as herein provided, shall be effected on the Closing Date by endorsements, assignments and other instruments of transfer and assumption satisfactory in form and substance to counsel to the Sellers.

            SECTION 2.6. Subsequent Documentation by Buyer. The Buyer shall, at any time and from time to time after the Closing Date, upon the reasonable request of the Sellers and at the expense of the Buyer, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further documents, assignments, transfers and conveyances as may be required for the better assuming, transferring, granting, conveying and confirming to the Sellers or their successors and assigns, any or all of the Assumed Liabilities.

            SECTION 3. PURCHASE PRICE.

            SECTION 3.1. Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein, the purchase price for the sale and transfer of the Purchased Property to be delivered at Closing by the Buyer shall consist of (i) Seven Million Nine Hundred Thousand Dollars ($7,900,000) less the Neato Amount (the "Purchase Price"), which Purchase Price is subject to adjustment as provided in Section
3.3 hereof, of which ten percent (10%) of the Purchase Price will be placed in escrow (the "Escrow Amount") and (ii) the assumption by the Buyer of the Assumed Liabilities.

            SECTION 3.2. Payment of Purchase Price. On the Closing Date, the Buyer shall (i) pay the Purchase Price less the Escrow Amount (the "Cash Purchase Price") by wire transfer of immediately available funds to the account of the Company c/o Siegel, O'Connor, Schiff & Zangari, PC IOLTA Account at Fleet Bank, Account No.-0084-6204, ABA 0115000100, (ii) deposit the Escrow Amount in an Escrow Fund pursuant to an Escrow Agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement") between the Sellers, the Buyer and IBJ Schroder Bank & Trust Company, as Escrow Agent, and (iii) execute and deliver to the Sellers an instrument of assumption of liabilities with respect to the Assumed Liabilities.

            SECTION 3.3. Post-Closing Adjustment to Purchase Price. The Cash Purchase Price shall be subject to adjustment after the Closing as follows:

            (a) Working Capital Statement. Within forty-five (45) calendar days after the Closing Date, the Buyer shall deliver to the Sellers a Statement (the "Working Capital Statement") which shall set forth the following information:
(i) the current assets as of the Closing Date which are included within the Purchased Property, adjusted to eliminate any deferred subscription costs, determined consistent with the Company's past practice (the "Closing Date Current Assets"), (ii) the current liabilities as of the Closing Date which are included within the Assumed Liabilities, adjusted to eliminate any deferred revenue, determined consistent with the Company's past practice (the "Closing Date Current Liabilities") and (iii) a calculation of the Closing Date Current Assets less the Closing Date Current Liabilities (the "Net Working Capital"). During the period of any dispute with respect to the application of this Section 3.3, the Buyer shall provide the Sellers full access to the books, records, facilities and employees of the Business, and shall cooperate with the Sellers to the extent reasonably requested by the Sellers to investigate the basis for such dispute. Not later than forty-five (45) calendar days after receipt of the Working Capital Statement (such 45-day period shall be extended for such period of time that the Buyer refuses to provide the Sellers with full access to the books, records, facilities and employees of the Business), the Sellers shall provide the Buyer with a list of those items, if any, to which the Sellers take exception and the Sellers' proposed adjustment (the "Working Capital Statement Report"). If the Sellers fail to deliver to the Buyer the Working Capital Statement Report within forty-five (45) calendar days following receipt of the Working Capital Statement, the Sellers shall be deemed to have accepted the Working Capital Statement for the purposes of any Purchase Price adjustment under Section 3.3(b) hereof. If the Buyer does not give the Sellers notice within thirty (30) calendar days following receipt of the Working Capital Statement Report, the Buyer shall be deemed to have accepted the Working Capital Statement Report for the purposes of any Purchase Price adjustment under Section 3.3(b) hereof. If the Buyer gives the Sellers notice of objections to the Working Capital Statement Report, and if the Buyer and the Sellers are unable, within fifteen (15) calendar days after receipt by the Sellers of the notice by the Buyer of objections, to resolve the disputed exceptions, such disputed exceptions will be referred to a firm of independent certified public accountants ("Independent Accounting Firm") mutually acceptable to the Buyer and the Sellers. If the Buyer, on the one hand, and the Sellers, on the other hand, are not able to agree upon an Independent Accounting Firm, the Buyer, on the one hand, and the Sellers, on the other hand, shall each select a firm of independent certified public accountants and those two firms shall together select the Independent Accounting Firm. The Independent Accounting Firm shall, within sixty (60) days following its selection, deliver to the Buyer and the Sellers a written report determining such disputed exceptions, and its determinations will be conclusive and binding upon the parties thereto for the purposes of any Purchase Price adjustment under Section 3.3(b) hereof. The fees and disbursements of the Independent Accounting Firm acting under this Section shall be shared equally by the Buyer, on the one hand, and the Sellers, on the other hand.

            (b) Purchase Price Adjustment. Within three (3) calendar days following the preparation or computation and final determination, pursuant to
Section 3.3(a) hereof, of the Working Capital Statement, and based upon such final determination, the Sellers shall promptly pay to the Buyer in immediately available funds the amount, if any, by which the Net Working Capital is less than Two Hundred Sixty Three Thousand Dollars ($263,000) (the "Buyer Adjustment") (which amount equals the amount of working capital set forth on the March Balance Sheet, adjusted to eliminate the Neato Receivable, deferred subscription costs, deferred revenue, the unassumed portion of the trade payable due to Chadwyck Healey Ltd., the trade payables due to Jouve and the European Patent Office, and the indebtedness due to the Bank of New Haven set forth on the March Balance Sheet) (provided, however, that if the amount of the Buyer Adjustment is less than twenty-five percent (25%) of the amount deposited under the Escrow Agreement, the Buyer shall collect the Buyer Adjustment from the Escrow Agent and shall not be entitled to payment from the Sellers) or the Buyer shall promptly pay to the Sellers by wire transfer of immediately available funds to the account of the Company as set forth in Section 3.2, the amount if any, by which the Net Working Capital is greater than Two Hundred Sixty Three Thousand Dollars ($263,000).

            SECTION 4. CLOSING. The closing of the sale and purchase of the Purchased Property (the "Closing") shall take place at the offices of Willkie Farr & Gallagher at One Citicorp Center, 153 East 53rd Street, New York, New York 10022 at 10:00 a.m. on July 1, 1997, or at such other place and time as may be mutually agreed to by the parties hereto (the "Closing Date").

            SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers hereby, jointly and severally, represent and warrant to the Buyer as follows:

            SECTION 5.1. Organization. The Company is a general partnership duly organized and validly existing under the laws of the jurisdiction of its formation, and has all requisite partnership power and authority to own its properties and assets and to conduct its businesses as now conducted. Copies of the general partnership agreement of the Company, with all amendments thereto to the date hereof, have been furnished to the Buyer or its representatives, and such copies are accurate and complete as of the date hereof. The Company does not have any subsidiaries of any kind, and does not have any direct or indirect ownership, membership or beneficial interest in the outstanding shares or other equity securities or other equity investment in any other Person.

            SECTION 5.2. Qualification to Do Business. The Company is duly qualified to do business as a foreign general partnership in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.
Schedule 5.2 sets forth all jurisdictions in which the Company is qualified to do business.

            SECTION 5.3. Authorization and Validity of Agreement. The Company has all requisite power and authority (partnership or otherwise) to enter into the Transaction Documents to which it is a party and to carry out its respective obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the performance of the Company's obligations hereunder and thereunder have been duly authorized by all necessary action of the Company, and no other proceedings on the part of the Company is necessary to authorize such execution, delivery and performance. The Transaction Documents have been duly executed by the Company and constitute its valid and binding obligations, enforceable it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

            SECTION 5.4. No Conflict or Violation. Except as set forth in
Schedule 5.4, the execution, delivery and performance by the Company of the Transaction Documents does not and will not violate or conflict with any provision of the general partnership agreement of the Company and do not and will not violate any applicable provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any Lien upon any of the Purchased Property, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, Permits, authorizations or approvals referred to in Sections 5.13 or 5.14 hereof.

            SECTION 5.5. Consents and Approvals. Schedule 5.5 sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of the Transaction Documents by the Company or the performance by the Company of its obligations hereunder or thereunder.

            SECTION 5.6. Financial Statements. Except as set forth in Schedule 5.6, the payables balance sheets of the Company as of June 30, 1996 (the "June Balance Sheet") and June 30, 1995 and the unaudited balance sheet of the Company as of March 31, 1997 (the "March Balance Sheet") fairly present the financial position of the Company as of the dates thereof, and the related statements of income for the fiscal periods ended on such dates fairly present the results of operations and changes in cash flows of the Company for the respective periods indicated (collectively, the "Financial Statements"). Except as set forth in
Schedule 5.6, the Financial Statements, (a) were prepared in accordance with GAAP, (b) present fairly the financial condition and results of operations of the Business as of such date, (c) are complete, correct in all material respects and in accordance with the books of account and records of the Company, (d) can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes and (e) reflects accurately all accrued costs and expenses of the Company related to the Business.

            SECTION 5.7. Absence of Certain Changes or Events.

            (a) Except as set forth in Schedule 5.7, since December 31, 1996, there has not been:

            (i) redeemed, retired, purchased or otherwise acquired, directly or indirectly, any partnership interest in the Company, or declared, set aside or paid any dividends or other distributions in respect of such partnership interests;

            (ii) any material adverse change in the business, operations, properties, assets, condition (financial or other) or prospects of the Business, or any event that has had or is reasonably likely to have a Material Adverse Effect, and no factor or condition exists and no event has occurred that would be likely to result in any such change; provided, however, that the representations made with respect to the Company under this subsection (ii) shall not apply to any events, facts or conditions affecting the Company's industry as a whole, as to which the Sellers have no knowledge;

            (iii) any material loss, damage, destruction or other casualty to the Purchased Property (whether or not insurance awards have been received or guaranteed); or

            (iv) any change in any method of accounting or accounting practice of the Company.

            (b) Since March 31, 1997, the Sellers have operated the Business in the ordinary course of business and consistent with past practice and, except as set forth in Schedule 5.7 hereto, have not:

            (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) relating to the operations of the Company except in the ordinary course of business consistent with past practice;

            (ii) failed to discharge or satisfy any Lien or pay or satisfy any obligation or liability (whether absolute, accrued, contingent or otherwise) arising from the operation of the Business, other than liabilities being contested in good faith and for which adequate reserves have been provided and Liens arising in the ordinary course of business that do not, individually or in the aggregate, interfere materially with the use, operation, enjoyment or marketability of any of the Purchased Property;

            (iii) mortgaged, pledged or subjected to any Lien any of the Purchased Property, except for mechanics' liens and Liens for Taxes, in each case, not yet due and payable and Liens arising in the ordinary course of business that do not, individually or in the aggregate, interfere materially with the use, operation, enjoyment or marketability of any of the Purchased Property;

            (iv) sold or transferred any of the assets of the Business material to the Business or canceled any debts or claims or waived any rights material to the Business relating to the operations of the Business, except in the ordinary course of business consistent with past practice;

            (v) disposed of any patents, trademarks or copyrights or any patent, trademark, or copyright applications used in the operations of the Business;

            (vi) defaulted on any material obligation relating to the operations of the Business;

            (vii) entered into any transaction material to the Business or relating to the Business, except in the ordinary course of business consistent with past practice;

            (viii) written down the value of any Inventory or written off as uncollectible any Accounts Receivable specifically relating to the Business or any portion thereof not reflected in the March Balance Sheet;

            (ix) granted any increase in the compensation or benefits of employees of the Business other than increases in accordance with past practice not exceeding 5% or entered into any employment or severance agreement or arrangement with any of them;

            (x) made any capital expenditure in excess of $20,000, or additions to property, plant and equipment used in the operations of the Business other than ordinary repairs and maintenance;

            (xi) laid off any employees;

            (xii) incurred any obligation or liability for the payment of severance benefits; or

            (xiii) entered into any agreement or made any commitment to do any of the foregoing.

            SECTION 5.8. Tax Matters. Except as set forth in Schedule 5.8, all Tax Returns required to be filed before the Closing Date in respect of the Company have been (or will have been by the Closing Date) filed, and the Company has (or will have by the Closing Date) paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has (or will have by the Closing Date) adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing Date for which tax returns have not yet been filed. All Taxes of the Company have been paid or adequately provided for and the Company knows of no proposed additional Tax assessment against it. In addition, (i) the Company has withheld and paid all Taxes required to be withheld with respect to amounts paid or owing to any employee, creditor, independent contractor or other third party, (ii) none of the Purchased Property is subject to any Tax Lien, and
(iii) none of the Purchased Property is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Company has not entered into any Tax sharing agreements or Tax indemnification agreements (other than as may be entered into pursuant to this Agreement).

            SECTION 5.9. Absence of Undisclosed Liabilities. Except as set forth on Schedule 5.9, the Company does not have any indebtedness or liability, absolute or contingent, known or unknown, which is not shown or provided for on the March Balance Sheet other than liabilities as shall have been incurred or accrued in the ordinary course of business since March 31, 1997. Except as shown in the March Balance Sheet or on Schedule 5.9, the Company is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit, in banks or other financial institutions, of items for collection.

            SECTION 5.10. Real Property.

            (a) Owned Real Property. The Company owns no real property.

            (b) Lease Obligations. Schedule 5.10(b) contains a list of all leases, licenses, permits, subleases, and occupancy agreements, together with any amendments thereto (the "Real Property Leases"), with respect to (i) all real property leased by the Company (whether as lessor or lessee and including those in the names of nominees or other entities) and used or occupied in connection with the Business, and (ii) all real property leased or subleased by the Company, as lessor or sublessor, to third parties. Except as identified on
Schedule 5.10(b) true, complete and accurate copies of the Real Property Leases have been delivered to the Buyer, and each of such Real Property Leases is in full force and effect without modification or amendment from the form delivered. No option has been exercised under any of such Real Property Leases, except options whose exercise has been evidenced by a written document, a true, complete and accurate copy of which has been delivered to the Buyer with the corresponding Real Property Lease. Except as identified on Schedule 5.10(b), the transfer of the Real Property Leases to the Buyer does not require the consent or approval of the other party to the Real Property Lease. neither the Company nor, to Sellers' knowledge, any of the other parties to the Real Property Leases, is in material default under any of the Real Property Leases, and no material amount due under the Real Property Leases remains unpaid, no material controversy, claim, dispute or disagreement exists between the parties to the Real Property Leases, and no event has occurred which with the passage of time or giving of notice, or both would constitute a material default thereunder.

            (c) Foreign Investments. None of the Sellers is a "foreign person" within the meaning of Section 1445(f) of the Code.

            (d) No Commissions. All brokerage commissions and other compensation and fees payable by reason of the Real Property Leases, have been paid in full or are reflected in the March Balance Sheet, except for such commissions and other compensation related to options or extensions in the Real Property Leases which are not yet exercised.

            SECTION 5.11. Equipment and Machinery. Schedule 5.11 sets forth a complete and correct list and brief description of each item of Equipment and Machinery having an original purchase cost or aggregate lease cost exceeding $5,000. Except as set forth in Schedule 5.11, the Company has good title, free and clear of all title defects and objections, Liens (other than the Lien of current property taxes and assessments not in default, if any) to the Equipment and Machinery owned by it, except for sales and dispositions in the ordinary course of business since such date. None of the title defects, objections or Liens (if any) listed in Schedule 5.11 adversely affects the value of any of the items of Equipment and Machinery or interferes with its use in the conduct of the Business. Except as set forth in Schedule 5.11, the Company holds good and transferable leaseholds in all of the Equipment and Machinery leased by it, in each case under valid and enforceable leases. The Company is not in default with respect to any item of Equipment and Machinery purported to be leased by it, and no event has occurred that constitutes or with due notice or lapse of time or both may constitute a default under any lease thereof. The Equipment and Machinery is sufficient and adequate to carry on the Business as presently conducted and as proposed by the Company to be conducted, and all items thereof are in good operating condition and repair.

            SECTION 5.12. Intellectual Property.

            (a) "Intellectual Property" shall mean all of the following that are owned or used in the operation of the Business or in connection with the Purchased Property: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith, including without limitation, the trade name MICROPATENT;
(ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, and computer programs, software, databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-art, renewals or extensions thereof; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (v) Internet Web sites, domain names and registrations or applications for registration thereof; (vi) licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (vii) books and records describing or used in connection with any of the foregoing; and (viii) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing. Except as set forth in Schedule 5.12(a), the Company owns all right, title and interest in the Intellectual Property. Schedule 5.12(a) sets forth a complete list of all applications and registrations for Intellectual Property other than copyrights in the Company's name in all jurisdictions.

            (b) Copyrights. Schedule 5.12(b) sets forth a list of (i) each agreement, contract or license under which the Company is or has been obligated to pay fees or royalties to any Person in connection with the reproduction, publication or distribution of any of the Products or otherwise in connection with the Business and (ii) all United States and foreign copyright registrations and applications for registration owned by the Company. Except as disclosed in
Schedule 5.12(b), the Company has secured from all relevant authors of text, illustrations, photographs or other contributions to the Products and all licensors or other Persons with any rights therein all copyrights in the Products for the initial term of copyright and all extensions or renewals thereof, in all territories throughout the world and all languages in all media now known or hereafter devised.

            (c) Licenses. Except as disclosed on Schedule 5.12(c), neither the Company nor any Affiliate of it has licensed to any third party any right to use or exploit any of the

Intellectual Property or any of the Products in any jurisdiction. All rights in any of the Intellectual Property or any of the Products granted to third parties are or have been set forth in written and executed contracts that, to the knowledge of the Sellers, have not been breached by said third parties. Schedule 5.12(c) sets forth each agreement, contract or license under which the Company has licensed any rights in any of the Intellectual Property or the Products to another Person (such agreements, contracts or licenses and those referred to in clause (i) of Section 5.12(b) hereof, being referred to, collectively, as the "Licenses").

            (d) Claims. Except as set forth on Schedule 5.12(d), no claims are pending, or, to the knowledge of the Sellers, threatened, against or by the Company by or against any Person with respect to the ownership, validity, enforceability or use of any Intellectual Property or otherwise challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as set forth on Schedule 5.12(d), no claims are pending or, to the knowledge of the Sellers, threatened by or against the Company in which any Person alleges that activities or conduct of the Business infringes upon the intellectual property rights of any Person or that any product packaging design infringes upon a proprietary packaging design of any Person.

            SECTION 5.13. Licenses, Permits and Governmental Approvals. Schedule
5.13 sets forth a true and complete list of all licenses, permits, franchises, authorizations and approvals issued or granted to the Company with respect to the Business by the Government, any state or local government, any foreign national or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Permits"), and all pending applications therefor. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each Permit has been duly obtained, is valid and in full force and effect, and is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare such Permit invalid in any respect. The Permits are sufficient and adequate in all respects to permit the continued lawful conduct of the Business in the manner now conducted and as has been proposed by the Company to be conducted, and none of the operations of the Business are being conducted in a manner that violates any of the terms or conditions under which any Permit was granted. Except as set forth in Schedule 5.13, no such Permit will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by the Transaction Documents.

            SECTION 5.14. Compliance with Law; Licenses. Except as set forth in
Schedule 5.14, the operations of the Business have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Company and its assets, properties and operations. Except as set forth in
Schedule 5.14, no Seller has received notice of any violation of any such law, regulation, order or other legal requirement, and the Company is not in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Business or any of its assets, properties or operations. The Sellers do not have actual knowledge of any proposed change in any such laws, rules or regulations (other than laws of general applicability) that would materially and adversely affect the transactions contemplated by the Transaction Documents or all or a material part of the Business or the Purchased Property.

            SECTION 5.15. Litigation. Except as set forth in Schedule 5.15, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best knowledge of the Sellers, threatened, before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Company or any of its officers, directors, employees, agents or Affiliates involving, affecting or relating to the Business, the Purchased Property, the Plans or the transactions contemplated by the Transaction Documents, nor is any basis known to the Sellers or any of their partners, directors or officers for any such action, suit, proceeding or investigation.
Schedule 5.15 sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations. Neither the Business nor the Purchased Property is subject to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, that affects or might affect the Business or the Purchased Property, or that would or might interfere with the transactions contemplated by the Transaction Documents.

            SECTION 5.16. Contracts.

            (a) Schedule 5.16 (a) sets forth a complete and correct list of all Contracts which will be assumed by the Buyer as of the Closing (as in effect on the date hereof), copies of which have been provided to the Buyer. Except as set forth in Schedule 5.16(a), each Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof. The Company has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the best knowledge of the Sellers, except as set forth in Schedule 5.16(a), no other party to any Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Sellers have delivered to the Buyer or its representatives true and complete originals or copies of all the Contracts.

            (b) Other than the Transaction Documents or as described on Schedule 5.16(b), the Company is not a party to any written or oral:

            (i) contract for the employment or engagement as an independent contractor of any Person on a full-time, part-time, consulting or other basis;

            (ii) contract pursuant to which the Company has advanced or loaned funds or agreed to advance or loan funds, to any other Person;

            (iii) contract or indenture relating to any indebtedness or the mortgaging, pledging or otherwise placing a Lien on any of the Purchased Property;

            (iv) contract pursuant to which the Company is the lessor of, or permit any third party to hold or operate, any real or personal property of which the Company is a lessee;

            (v) contract prohibiting the Company from freely engaging in any business anywhere in the world;

            (vi) independent sales representative or distributorship agreement with respect to the Business; or

            (vii) contract with a customer or supplier, whether or not in writing, relating to changes in prices or allowances.

            SECTION 5.17. Receivables. Except as set forth in Schedule 5.17, all notes and accounts receivable payable to or for the benefit of the Business reflected on the March Balance Sheet, or acquired by the Company after the date thereof and before the Closing Date have been collected or are (or will be) collectible in amounts not less than the aggregate amount thereof (net of reserves established, if any) carried (or to be carried) on the books of the Company and are not subject to any counterclaims or set-offs.

            SECTION 5.18. Inventory. The value of the net Inventory included on the March Balance Sheet is carried at not more than cost and except as set forth in Schedule 5.18, does not include any Obsolete Inventory or Surplus Inventory. As used herein, "Obsolete Inventory" is Inventory which, at March 31, 1997, was not usable or salable as first quality goods in the lawful and ordinary course of business of the Business as now conducted and has been proposed by the Sellers to be conducted because of legal restrictions, failure to meet specifications, loss of market, damage, physical deterioration or for any other cause in each case net of reserves, if any, provided therefor on the March Balance Sheet; and "Surplus Inventory" is Inventory that, at March 31, 1997 is
(a) more than 12 months old and (b) the amount of Inventory that is in excess of the amount of Inventory that would constitute 12 months of supply based upon the prior year's historical rate of sales of the Business or is otherwise in excess of the normal purchasing patterns of the Company.

            SECTION 5.19. Employee Plans.

            (a) Except for those plans set forth on Schedule 5.19(a) hereto (the "Plans"), neither the Company nor any member of the Company's "controlled group" (within the meaning of Section 4971(e)(2)(B) of the Code) that includes the Company (hereinafter referred to as an "ERISA Affiliate") has ever maintained or contributed to, or has any liability or contingent liability with respect to, any "employee benefit plans," as that term is defined in Section 3(3) of ERISA, or any other employee benefit arrangements, policies or payroll practices, including, without limitation, severance pay, sick leave, vacation pay, salary continuation for disability, retirement, deferred compensation, bonus, stock purchase, hospitalization, medical insurance, life insurance and scholarship programs, maintained by the Company or to which the Company contributed or is obligated to contribute thereunder for current or former employees of the Company. None of the Plans is a Multiemployer Plan. With respect to the Plans, the requirements of ERISA and the Code, as applicable, have been fulfilled in all material respects, including, without limitation, any legally mandated continuation of health care coverage with respect to any "group health plan" (as such term is defined in Section 607(1) of ERISA and Section 5001(b)(1) of the
Code) as may be required under Part 6 of Title I of ERISA and Section

4980B of the Code, and no event has occurred nor does any condition exist which would subject the Company to any penalty, excise tax, or liability. The Buyer assumes no liability or obligation with respect to, and receives no right or interest in, any of such Plans.

            (b) Neither the Company nor any ERISA Affiliate of the Company has ever (i) failed to satisfy the minimum funding requirements of Section 412 of the Code and Section 302 of ERISA (or the quarterly contribution requirements of Section 412(m) of the Code and Section 302(e) of ERISA), (ii) terminated an "employee pension benefit plan," as defined in Section 3(2) of ERISA, subject to Title IV of ERISA or (iii) contributed to any Multiemployer Plan or has effected either a "complete withdrawal" or a "partial withdrawal," as those terms as defined in Sections 4203 and 4205, respectively, of ERISA, from any such Multiemployer Plan.

            SECTION 5.20. Customers and Suppliers . Schedule 5.20 sets forth a complete and correct list of (a) all customers whose purchases exceeded two percent (2%) of the aggregate net sales of the Company from July 1, 1996 through the Closing Date, and (b) the suppliers by dollar volume of the Business in excess of five thousand dollars ($5,000) and the aggregate dollar volume of purchases (broken down by principal categories) by the Business from such suppliers for such periods. Except as set forth in Schedule 5.20, none of such customers or suppliers has, or to the best knowledge of the Sellers, intends to terminate or change significantly its relationship with the Business.

            SECTION 5.21. Insurance. Schedule 5.21 lists the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation and other forms of insurance insuring the Business and the Purchased Property. The Company has furnished a true, complete and accurate copy of all such policies and bonds to the Buyer. Except as set forth in Schedule 5.21, all such policies and bonds are in full force and effect, underwritten by reputable insurers and sufficient for all applicable requirements of law. The Company shall maintain the coverage under all policies and bonds listed in Schedule 5.21 in full force and effect through the Closing Date. The Company is not in material default under any provisions of any such policy of insurance nor has received notice of cancellation of any such insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

            SECTION 5.22. Transactions with Directors, Officers and Affiliates. Except as set forth on Schedule 5.22 and not relating directly to such person's employment with the Company in ordinary course of business, (a) since November 1, 1996, there have been no transactions between the Company and any director, officer, employee, stockholder or other Affiliate of the Company and, since January 1, 1995, there have been no transactions between the Company and any director, officer, employee, stockholder or other Affiliate of the Company of an amount in excess of sixty thousand dollars ($60,000), (b) during the past three years none of the officers, or directors of the Company, or any spouse or relative of any of such persons, has been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer or sales agent of the Company or has competed with or been engaged in any business of the kind being conducted by the Business, and (c) no Affiliate of the Company owns or has any rights in or to any of the assets, properties or rights used by the Business in the ordinary course of its business.

            SECTION 5.23. Labor Matters.

            (a) Except as set forth in Schedule 5.23(a): (i) the Company is not a party to any outstanding employment or consulting agreements or change in control or other contracts with officers or employees of the Business that are not terminable at will without payment of compensation beyond what is owed for services performed through the date of termination, or that require the payment of any bonus or commission; (ii) the Company is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees of the Business (other than as required by law); (iii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to employees of the Business nor, within the last three years have there been any organizational activities with respect to the employees of the Business not covered by a collective bargaining agreement nor does the Company know of any pending or threatened activities or proceedings of any labor union to organize any such employees. The Company has furnished to the Buyer complete and correct copies of all such agreements and all agreements set forth on Schedule 5.23 ("Employment and Labor Agreements"). Except as set forth on Schedule 5.23, the Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement, and there are no grievances outstanding thereunder.

            (b) Except as set forth in Schedule 5.23(b): (i) the Company is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment; (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB") or, to the Sellers' knowledge, threatened, against the Company brought by or on behalf of any of the Company's current or former employees or any current or former collective bargaining unit representing any current or former employees of the Company; (iii) there is no labor strike, slowdown, work stoppage or lockout, pending or, to the knowledge of the Sellers, threatened against or affecting the Business, and the Company has not experienced any strike, slow down or work stoppage, lockout or other collective labor action; (iv) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Business; (v) there are no charges with respect to or relating to the Company or the Business pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices and (vi) no Seller has received any notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and no such investigation is in progress.

            SECTION 5.24. Environmental Matters. The Company has obtained, maintained in effect and is in compliance with all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to health, safety or to the protection of the environment ("Environmental Laws") and is and has in the past been in compliance with all Environmental Laws. The Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any Person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq. or any other Environmental Laws, nor have the Sellers received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of such Act or any analogous state or local statute, rule or regulation to any governmental agency with respect to any of its assets. No hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law, "Hazardous Materials") has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the Purchased Property or any surface waters or groundwaters thereon or thereunder. The Company does not own or operate, and has never owned or operated, an underground storage tank containing a regulated substance, as such term is defined in Subchapter IX of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6991 et seq., or a surface impoundment, lagoon, landfill, PCB containing electrical equipment, or asbestos containing materials.

            SECTION 5.25. Assets of the Company. Except as provided in Schedule 5.25, the Purchased Assets include all the tangible and intangible assets necessary for the Buyer to operate the Business in the same manner operated by the Company prior to the Closing Date.

            SECTION 5.26. Accuracy of Information. None of the Sellers' representations, warranties or statements contained in the Transaction Documents (except with respect to Section 6 hereof to which this sentence does not apply), or in the exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading. All information relating to the Business that is known or would on reasonable inquiry be known to the Sellers and that may be material to a purchaser for value of the Purchased Property has been disclosed to the Buyer and any such information arising on or before the Closing Date will forthwith be disclosed to the Buyer.

            SECTION 5.27. Survival. Each of the representations and warranties set forth in this Section 5 shall be deemed represented and made by the Sellers at the Closing as if made at such time and shall survive the Closing, notwithstanding any investigation on the part of the Buyer and shall terminate eighteen (18) months after the Closing Date, provided, however, that representations and warranties contained in Sections 5.8 and 5.24 hereof shall survive the Closing and shall terminate two (2) months after the expiration of the applicable statutes of limitation.

            SECTION 6. REPRESENTATIONS AND WARRANTIES OF EACH SELLER. Each Seller, except for the Company, severally hereby represents and warrants to the Buyer as follows:

            SECTION 6.1. Corporate Organization. With respect to each Seller that is a corporation, such Seller is a corporation duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

            SECTION 6.2. Authorization and Validity of Agreement. Such Seller has all requisite power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. With respect to Opus and Dorinda only, the execution and delivery of the Transaction Documents and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action by the Board of Directors of such Seller, and no other corporate proceedings on the part of such Seller is necessary to authorize such execution, delivery and performance. The Transaction Documents have been duly executed by such Seller and constitute its valid and binding obligations, enforceable it in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

            SECTION 6.3. No Conflict or Violation. The execution, delivery and performance by such Seller of the Transaction Documents to which it is a party do not and will not violate or conflict with any provision of the Certificate or Articles of Incorporation or By-laws (or equivalent documents) of such Seller, with respect to Opus and Dorinda, and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which any of the Purchased Property is subject, nor will result in the creation or imposition of any Lien upon any of the Purchased Property, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, Permits, authorizations or approvals referred to in Sections 5.13 or 5.14 hereof.

            SECTION 6.4. Consents and Approvals. Except as set forth in Schedule
6.4 and as otherwise stated in Section 7.5 and the Schedule referenced therein, no consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other Person, or any declaration to or filing or registration with any such governmental or regulatory authority is required in connection with the execution and delivery of the Transaction Documents to which it is a party by such Seller or the performance by such Seller of its obligations hereunder and thereunder.

            SECTION 6.5. Accuracy of Information. None of the Sellers' representations, warranties or statements contained in this Section 6 contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements in light of the circumstances under which they were made not misleading.

            SECTION 6.6. Survival. Each of the representations and warranties set forth in this Section 6 shall be deemed represented and made by the Sellers at the Closing as if made at such time and shall survive the Closing, notwithstanding any investigation on the part of the Buyer, and shall terminate eighteen (18) months after the Closing Date.

            SECTION 7. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer hereby represents and warrants to the Sellers as follows:

            SECTION 7.1. Organization. The Buyer is a limited liability company duly organized and, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own its properties and assets and to conduct its businesses as now conducted.

            SECTION 7.2. Qualification to Do Business. The Buyer is duly qualified to do business as a foreign limited liability company and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse affect on the business, operations, assets, properties, condition (financial or otherwise) or prospects of the Buyer.

            SECTION 7.3. Authorization and Validity of Agreement. The Buyer has all requisite power and authority to enter into the Transaction Documents and to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and the performance of the Buyer's obligations hereunder and thereunder have been duly authorized by all necessary action by the Buyer, and no other proceedings on the part of the Buyer are necessary to authorize such execution, delivery and performance. The Transaction Documents have been duly executed by the Buyer and constitute its valid and binding obligations, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights generally and except for the limitations imposed by general principles of equity.

            SECTION 7.4. No Conflict or Violation. The execution, delivery and performance by the Buyer of the Transaction Documents do not and will not violate or conflict with any provision of the Certificate of Formation or Limited Liability Company Agreement of the Buyer and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority.

            SECTION 7.5. Approvals and Consents. Except (i) as set forth on
Schedule 7.5, (ii) as may be required to transfer any Permits, and (iii) such consents, approvals and filings, the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby, the execution, delivery and performance of the Transaction Documents on behalf of the Buyer do not require the consent or approval of, or filing with, any government, governmental body or agency or other entity or Person.

            SECTION 7.6. Survival. Each of the representations and warranties set forth in this Section 7 shall be deemed represented and made by the Buyer at the Closing as if made at such time and shall survive the Closing, notwithstanding any investigation on the part of the Sellers, and shall terminate eighteen (18) months after the Closing Date.

            SECTION 8. COVENANTS OF THE SELLERS.

            The Sellers covenant as follows:

            SECTION 8.1. Intentionally Omitted.

            SECTION 8.2. Consents and Approvals. The Sellers (i) shall, at their cost and expense, use their best efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other Persons required in connection with the execution, delivery and performance by them of the Transaction Documents, and (ii) shall diligently assist and cooperate with the Buyer in preparing and filing all documents required to be submitted by the Buyer to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Buyer in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Buyer all information concerning the Sellers that counsel to the Buyer determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

            SECTION 8.3. Intentionally Omitted.

            SECTION 8.4. Intentionally Omitted.

            SECTION 8.5. Further Assurances. Upon the request of the Buyer at any time after the Closing Date, the Sellers shall forthwith execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the Buyer or its counsel may request to perfect title of the Buyer and its successors and assigns to the Purchased Property or otherwise to effectuate the purposes of the Transaction Documents, provided, however that if such request occurs later than three (3) months after the Closing, the Buyer shall pay any reasonable and necessary out-of-pocket expenses of the Sellers actually incurred in connection with such request.

            SECTION 8.6. Best Efforts. Upon the terms and subject to the conditions of this Agreement, the Sellers will use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with applicable law to consummate and make effective in the most expeditious manner practicable the transactions contemplated by the Transaction Documents.

            SECTION 8.7. Covenant Not To Compete.

            (a) The Sellers acknowledge that the agreements and covenants contained in this Section 8.7 are essential to protect the value of the Business being acquired by the Buyer. Therefore, the Sellers severally, but not jointly, agree that for the period commencing on the Closing Date and ending on the fifth
(5th) anniversary of the Closing Date (such period is hereinafter referred to as the "Restricted Period"), the Sellers shall not anywhere in the United States participate or engage, directly or indirectly, for themselves or on behalf of or in conjunction with any Person, whether as an employee, agent, officer, consultant, director, shareholder, partner, joint venturer, investor or otherwise, in any business that is in competition with the Business; provided, however, that the foregoing shall not prohibit the ownership by the Sellers of equity securities of a public company in an amount not to exceed 5% of the issued and outstanding shares of such company.

            (b) The Sellers agree that a monetary remedy for a breach of the agreement set forth in Section 8.7(a) hereof will be inadequate and impracticable and further agree that such a breach would cause the Buyer irreparable harm, and that the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages. In the event of such a breach, the Sellers agree that the Buyer shall be entitled to such injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions as a court of competent jurisdiction shall determine.

            (c) If any provision of this Section 8.7 is invalid in part, it shall be curtailed, as to time, location or scope, to the minimum extent required for its validity under applicable law and shall be binding and enforceable with respect to the Sellers as so curtailed.

            SECTION 8.8. Non-Solicitation of Employees. The Sellers agree, for the Restricted Period, not to make, offer, solicit or induce to enter into, any written or oral arrangement, agreement or understanding regarding employment or retention as a consultant with any person who was, on the date hereof, a full-time employee of the Company except for those persons set forth on Schedule 8.8, and in each case to cause its Affiliates not to engage in any such action, without the written consent of the Buyer. Notwithstanding the foregoing sentence, the Sellers may hire any person who was on the date hereof, a full-time employee of the Company, if on the date of such hiring, such employee was not an employee of the Buyer or any of its Affiliates at any time during the six (6)-month period immediately preceding such date, and provided further that the Sellers did not directly or indirectly solicit such employee prior to the termination of such six (6)-month period.

            SECTION 8.9. Notice of Breach. Through the Closing Date, the Sellers shall promptly give the Buyer written notice with particularity upon having knowledge of any matter that may constitute a breach of any representation, warranty, agreement or covenant contained in this Agreement.

            SECTION 8.10. Bulk Sales Compliance. The Buyer hereby waives compliance by the Company with any applicable laws relating to bulk transfers in connection with the transactions contemplated hereby. The Sellers shall indemnify the Buyer with respect to any failure to comply with such bulk transfer laws.

            SECTION 8.11. Assignment of Contracts and Warranties. At the Closing and effective as of the Closing Date, the Sellers shall assign to the Buyer all their rights under the Contracts. Notwithstanding the foregoing, no Contract shall be assigned contrary to law or the terms of such Contract and, with respect to Contracts that cannot be assigned to the Buyer at the Closing Date, the performance obligations of the Company thereunder shall, unless not permitted by such Contract, be deemed to be subleased or subcontracted to the Buyer until such Contract has been assigned. The Sellers shall (i) use their best efforts to obtain all necessary consents, (ii) cooperate with the Buyer in any arrangement designed to provide to the Buyer the benefits (including the exercise of any Seller's rights) under any such Contracts, including enforcement for the benefit of the Buyer (and at the Buyer's expense) of any and all rights of the Company against a third party thereto arising out of the breach or cancellation by such third party or otherwise, (iii) hold all monies paid thereunder in trust for the account of the Buyer and (iv) remit all such money without set-off of any kind whatsoever to the Buyer as promptly as possible.

            SECTION 8.12. Change of Name. As soon as practicable after the Closing Date, the Sellers shall take all action necessary to change the name of the Company to a name that is not (and that is not confusingly similar to) MicroPatent, it being the intent of the parties hereto that from and after the Closing Date, the Buyer will have the sole and exclusive right as against the Sellers and all other Persons to conduct business under such name and that the Buyer may commence doing so at time of the Closing.

            SECTION 8.13. Forwarding Inquiries. The Sellers shall, and shall cause all of their Affiliates, to use reasonable efforts to promptly forward to the Buyer any mail or telephone inquiries relating to the Purchased Assets and the Business, which reasonable efforts shall include, at a minimum, referring all customers orders received by the Company to Buyer by forwarding a copy of the original purchase order or a "facsimile" purchase order that includes all information received for billing and shipping a customer's order. All such orders will be forwarded to a location designated by Buyer not less frequently than weekly.

            SECTION 8.14. Audits. Upon the request of the Buyer at any time after the Closing Date, the Sellers shall and shall cause all of their Affiliates to, diligently assist and cooperate with the Buyer and the accountants, counsel and representatives of the Buyer, with any audit that the Buyer may perform in connection with the Business; provided that any such audit shall only include periods from and including the year ended June 30, 1994. The Buyer shall pay out-of-pockets expenses of the Sellers reasonably incurred in connection with any such audit. In connection with any such audit, the Sellers shall also afford to the Buyer, and to the accountants, counsel and representatives of the Buyer, full access during normal business hours to all properties, books, contracts, commitments and records of the Company relating to the Business.

            SECTION 9. COVENANTS OF THE BUYER.

            SECTION 9.1. Actions Before Closing Date. The Buyer shall not take any action which shall cause it to be in breach of any representations, warranties, covenants or agreements contained in this Agreement. The Buyer shall use its best efforts to perform and satisfy all conditions to Closing to be performed or satisfied by the Buyer under this Agreement as soon as possible, but in no event later than the Closing Date.

            SECTION 9.2. Consents and Approvals. The Buyer shall use its best efforts to obtain all consents and approvals of third parties required to be obtained by the Buyer to effect the transactions contemplated by the Transaction Documents.

            SECTION 9.3. Further Assurances. Upon the request of the Sellers at any time after the Closing Date, the Buyer shall forthwith execute and deliver such further documents as the Sellers or its counsel may request to effectuate the purposes of the Transaction Documents. Upon the reasonable request of the Sellers at any time after the Closing Date, in connection with any audit that the Sellers may be required to perform, the Buyer shall afford to the Sellers, and to the accountants, counsel and representatives of the Sellers, reasonable access during normal business hours to all properties, books, contracts, commitments and records of the Buyer relating to the Business prior to the Closing Date, provided, however, that if such request occurs later than three (3) months after Closing, the Sellers shall pay any reasonable and necessary out-of-pocket expenses of the Buyer actually incurred with such request.

            SECTION 9.4. Accuracy of Information. Prior to Closing, the Buyer shall in good faith disclose to the Sellers any information actually known to it which would render any representations of the Sellers untrue in any material respect and shall provide the Sellers the opportunity to deliver corrected disclosure schedules to the Buyer. Within thirty (30) days of the Closing, Buyer shall review the books and records of the Company. If within such thirty
(30)-day period, the Buyer becomes aware of any information which would render any representations of the Sellers untrue in any material respect, the Buyer shall provide notice of the same to the Company within fifteen (15) days of its discovery thereof. The covenants contained in this Section 9.4 shall survive the Closing for a period of sixty (60) days.

            SECTION 9.5. Forwarding Inquiries. The Buyer shall, and shall cause all of its Affiliates, to use reasonable efforts to promptly forward to the Company any mail or telephone inquiries relating to Neato, which reasonable efforts shall include, at a minimum, referring all customers orders received by the Buyer to the Company by forwarding a copy of the original purchase order or a "facsimile" purchase order that includes all information received for billing and shipping a customer's order. All such orders will be forwarded to a location designated by the Company not less frequently than weekly.

            SECTION 10. EMPLOYEES AND EMPLOYEE PLANS.

            SECTION 10.1. Offer of Employment. Schedule 10.1 hereto sets forth a true and complete list of all individuals who are full-time employees of the Business, except for Peter Tracy, as of the date hereof ("Listed Employees"). Listed Employees shall not include any employees of the Business who are also employed by Neato. The Buyer shall offer to hire, effective as of the Closing Date, each Listed Employee who continues to be actively employed by the Company on the employment offer date. The employees who accept such offers of employment shall be referred to herein as "Transferred Employees,." provided, however that with respect to the Company's U.K. employees, the transactions contemplated hereunder are acknowledged by the parties to be a "transfer of an undertaking" under U.K. law and that all of the individuals who are "wholly or mainly" employed by the Company in the United Kingdom shall automatically become employees of the Buyer from the first moment of the transfer contemplated by this Agreement under the same terms and conditions they previously held as employees of the Company except in relation to "occupational pension schemes."

            SECTION 10.2. Employee Benefits. Transferred Employees shall participate in the employee benefit plans, programs, policies and arrangements of the Buyer in accordance with the terms thereof generally applicable to employees of the Buyer, which plans, programs, policies and arrangements shall be at least as favorable to the Transferred Employees as those of the Company's in existence on the date hereof.

            SECTION 10.3. Liability. Except to the extent of Buyer obligations to the contrary under one or more written employment agreements which are assigned to and assumed by the Buyer pursuant to Section 2.4(a)(iii) or accrued on the Company's books and records as of the Closing pursuant to Section 2.4(a)(i), neither the Buyer nor its Affiliates shall assume or have any direct or indirect obligation or liability of any nature, whether matured or unmatured, accrued or contingent, due or to become due or otherwise, to any Transferred Employee or other present or former employee of any Sellers or any Affiliates thereof, or to any dependent, survivor or beneficiary thereof, arising out of or in relation to such person's employment with any Seller or any Affiliates thereof or the termination of such employment prior to the Closing Date.

            SECTION 10.4. Rights. Nothing herein expressed or implied shall confer upon any Transferred Employee or other employee or former employee of the Sellers or legal representatives thereof, any rights or remedies, including, without limitation, right to employment or continued employment for any specified period, of any nature or kind whatsoever or any right to specific terms or conditions of employment (including rate of pay, fringe benefits or position) under or by reason of this Agreement.

            SECTION 11. TAXES.

            The parties hereto hereby covenant and agree as follows:

            SECTION 11.1. Allocation of Purchase Price and Purchase Price Allocation Forms. Following the Closing, the Buyer and the Sellers will attempt in good faith to complete the allocation of the Purchase Price that is satisfactory to all parties in accordance with Schedule 11.1 attached hereto. The parties agree to comply with Section 1060 of the Code and the Treasury regulations promulgated thereunder with respect to the allocation of the Purchase Price, and if the parties reach agreement on the allocation of Purchase Price, to jointly file the statements and forms (including form 8594, if available) required thereby. If agreement cannot be reached, the parties shall separately prepare and file such statements or forms in accordance with Schedule
11.1 and each party shall provide the other party with a copy of such statement or form as filed.

            SECTION 11.2. Indemnification Payments. Any indemnification payments made pursuant to Section 12.1 shall constitute a purchase price adjustment for Tax purposes.

            SECTION 11.3. Proration of Real and Personal Property Taxes. Real and personal property Taxes, assessments on the Purchased Property, utility charges and rental payments, except to the extent accrued on the Company's books and records as of the Closing and assumed by the Buyer pursuant to Section 2.4(a)(i), shall be prorated between the Buyer and the Sellers as of the Closing Date. All such prorations shall be allocated so that items relating to time periods ending on or prior to the Closing Date shall be allocated to the Sellers and items relating to time periods beginning after the Closing Date shall be allocated to the Buyer, provided, however, that the parties shall allocate any real property Tax in accordance with Section 164(d) of the Code. The amount of all such prorations shall be settled and paid within thirty (30) days of the Closing Date.

            SECTION 12. INDEMNIFICATION.

            SECTION 12.1. Indemnification by the Sellers. Notwithstanding the Closing or the delivery of the Purchased Property and regardless of any investigation at any time made by or on behalf of the Buyer or of any knowledge or information that the Buyer may have, the Sellers shall, jointly and severally, indemnify and fully defend, save and hold the Buyer, any Affiliate of the Buyer and its directors, officers and employees (the "Buyer Indemnitees"), harmless if any Buyer Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees and reasonable expenses of investigation by third-party agents incurred by the Buyer Indemnitees in any action or proceeding between the Sellers and the Buyer Indemnitees or between the Buyer Indemnitees and any third party), deficiency, interest, penalty, impositions, assessments or fines (collectively, "Buyer Losses") arising out of or resulting from, or shall pay or become obliged to pay any sum on account of, any and all the Sellers' Events of Breach. As used herein, "Sellers' Event of Breach" shall be and mean any one or more of the following:

            (a) any untruth or inaccuracy in any representation of any Seller or the breach of any warranty of any Seller contained in any Transaction Documents;

            (b) any failure of the Sellers duly to perform or observe any term, provision, covenant or agreement contained in any Transaction Document on the part of any Seller to be performed or observed;

            (c) any claim or cause of action by any party against any Buyer Indemnitee, with respect to the Excluded Liabilities or the Retained Assets;

            (d) the filing, application and prosecution of a registration for the mark "MICROPATENT" for goods and services in International Classes 9, 35 and 42, on the Principal Register of the United States Patent and Trademark Office (the "PTO"), including any expenses (including attorneys' fees and costs) incurred in defending any oppositions to such trademark application or in negotiating settlements to such oppositions;

            (e) defense of that certain application Serial No. 74/617,387 to register the mark "PATENTWEB" in International Class 9 on the Principal Register of the PTO from opposition by Derwent Inc. or the negotiation of any settlement to such opposition, including any attorneys' fees and costs incurred in connection therewith; provided, that in the event that the Company defends any other marks from opposition by Derwent Inc., the Sellers shall be liable hereunder only with respect to expenses relating to the "PATENTWEB" mark, as allocated in good faith by the Buyer;

            (f) any excess of the Neato Receivable (determined in accordance with past practice of the Company) over the Neato Amount provided, however, that the aggregate liability under this subsection (f) shall in no event exceed One Hundred Thousand Dollars ($100,000);

            (g) any liability, claim or cause of action arising out of or in connection with actions or omissions or alleged actions or omissions of the Company prior to the Closing with respect to any employee of the Company in the U.K. other than accrued vacation recorded on the books and records of the Company as of the Closing; and

            (h) the failure of the Sellers to obtain the consents of Innovator Corporation or the European Patent Office required in connecton with the execution, delivery and performance by them of the Transaction Documents;

provided, however, that the Sellers shall have no obligation to make any payment under Section 12.1(a) or (b) hereof with respect to a Sellers' Event of Breach unless the aggregate amount to which all Buyer Indemnitees are entitled by reason of all such claims exceeds Seventy Five Thousand Dollars ($75,000) after credit for any insurance proceeds actually received by the Buyer and seventy-five percent (75%) of the direct tax benefits, if any, actually received by the Buyer by reason of or as a result thereof ("Reimbursed Claims"), (provided, however, that Buyer shall not be required to file any insurance claims), it being understood that once such amount is exceeded, the aggregate of all such claims net of Reimbursed Claims shall be payable by the Sellers on demand by the Buyer. Notwithstanding the foregoing, the Sellers shall have no liability under this Section 12.1 (a), (b) or (f) to the extent, and only by such extent, that the aggregate of all such Buyer Losses exceeds an amount equal to the Purchase Price plus the value of the Assumed Liabilities as of the Closing Date.

            SECTION 12.2. Procedures for Indemnification by the Sellers. If with respect to a third party a Sellers' Event of Breach occurs or is alleged and a Buyer Indemnitee asserts that the Sellers have become obligated to such Buyer Indemnitee pursuant to Section 12.1 hereof, or if any suit, action, investigation, claim or proceeding (a "Proceeding") is begun, made or instituted by a third party as a result of which the Sellers may become obligated to a Buyer Indemnitee hereunder, such Buyer Indemnitee shall give prompt written notice to the Sellers; provided, however, that a failure to give such prompt notice to the Sellers will not affect any right to indemnification pursuant to this Agreement except to the extent, if any, and only by such extent, that the Sellers are materially prejudiced by such failure to give prompt notice. The Sellers agree to defend, contest or otherwise protect the Buyer Indemnitee against any Proceeding at their sole cost and expense. The Buyer Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Buyer Indemnitee's choice and shall in any event cooperate with and assist the Sellers to the extent reasonably possible. If the Sellers fail timely to defend, contest or otherwise protect against such Proceeding, the Buyer Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Buyer Indemnitee shall be entitled to recover the entire cost thereof from the Sellers, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, and the Sellers shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the Buyer. If the Sellers assume the defense of any Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (b) no compromise or settlement of such claims may be effected by the Sellers without the Buyer Indemnitee's consent unless (i) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law, ordinance, principal of common law, regulation, statute or treaty or any violation of the rights of any Person and no effect on any other claims that may be made against the Buyer Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Sellers; and (c) the Buyer Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent.

            SECTION 12.3. Joint and Several Liability. The Sellers shall have joint and several liability for one hundred percent (100%) of all Buyer Losses subject to indemnification under this Section 12; provided that the liability for any Buyer Loss resulting from a breach of the representations in Section 6 or the covenants in Sections 8.7 and 8.8 hereof shall be several and not joint with respect to the breaching Seller.

            SECTION 12.4. Indemnification by the Buyer. Notwithstanding the Closing or the delivery of the Purchased Property, the Buyer shall indemnify and agree to fully defend, save and hold the Sellers, any Affiliate of the Sellers, and their directors, officers and employees (the "Seller Indemnitees"), harmless if any Seller Indemnitee shall at any time or from time to time suffer any damage, liability, loss, cost, expense (including all reasonable attorneys' fees and reasonable expenses of investigation by third-party agents incurred by the Seller Indemnitees in any action or proceeding between the Buyer and the Seller Indemnitees or between the Seller Indemnitees and any third party, deficiency, interest, penalty, impositions, assessments or fines (collectively, "Seller Losses") arising out of or resulting from, or shall pay or become obligated to pay any sum on account of, any and all the Buyer Events of Breach. As used herein, "Buyer Events of Breach" shall be and mean any one or more of the following:

            (a) any untruth or inaccuracy in any representation of the Buyer or the breach of any warranty of the Buyer contained in any Transaction Document;

            (b) any failure of the Buyer duly to perform or observe any term, provision, covenant, agreement or condition contained in any Transaction Document on the part of the Buyer to be performed or observed; and

            (c) any claim or cause of action by any party arising after the Closing Date against any Seller Indemnitee with respect to the Assumed Liabilities;

provided, however, that the Buyer shall have no obligation to make any payment under Section 12.3(a) or (b) hereof with respect to a Buyer Events of Breach unless the aggregate amount to which all Seller Indemnitees are entitled by reason of all such claims exceeds Seventy Five Thousand Dollars ($75,000) after credit for any Reimbursed Claims (provided, however, that Sellers shall not be required to file any insurance claims), it being understood that once such amount is exceeded, the aggregate of all such claims net of Reimbursed Claims shall be payable by the Buyer on demand by the Sellers. Notwithstanding the foregoing, the Buyer shall have no liability under this Section 12.4 (a) and (b) to the extent, and only by such extent, that the aggregate of all such Seller Losses exceeds an amount equal to the Purchase Price plus the value of the Assumed Liabilities as of the Closing Date.

            SECTION 12.5. Procedures for Indemnification by the Buyer. If with respect to a third party a Buyer Event of Breach occurs or is alleged and a Seller Indemnitee asserts that the Buyer has become obligated to such Seller Indemnitee pursuant to Section 12.4 hereof, or if any Proceeding is begun, made or instituted by a third party as a result of which the Buyer may become obligated to a Seller Indemnitee hereunder, such Seller Indemnitee shall give prompt written notice to the Buyer; provided, however, that a failure to give such prompt notice to the Buyer will not affect any right to indemnification pursuant to this Agreement except to the extent, if any, and only by such extent, that the Buyer is materially prejudiced by such failure to give prompt notice. The Buyer agrees to defend, contest or otherwise protect the Seller Indemnitee against any Proceeding at its sole cost and expense. The Seller Indemnitee shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Seller Indemnitee's choice and shall in any event cooperate with and assist the Buyer to the extent reasonably possible. If the Buyer fails timely to defend, contest or otherwise protect against such Proceeding, the Seller Indemnitee shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and the Seller Indemnitee shall be entitled to recover the entire cost thereof from the Buyer, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Proceeding, and the Buyer shall be bound by any determination made in such Proceeding or any compromise or settlement effected by the Sellers. If the Buyer assumes the defense of any Proceeding, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification, (b) no compromise or settlement of such claims may be effected by the Buyer without the Seller Indemnitee's consent unless (i) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law, ordinance, principal of common law, regulation, statute or treaty or any violation of the rights of any Person and no effect on any other claims that may be made against the Seller Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Buyer; and (c) the Seller Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without its consent.

            SECTION 12.6. Successors and Assigns. All of the rights and obligations of the Sellers and the Buyer pursuant to this Section 12 shall survive any sale, assignment or other transfer by the Buyer of title to or interest in any of the Purchased Property or any part thereof and shall apply to and bind each and every successor and assign of the Buyer to any of the Purchased Property.

            SECTION 13. CONDITIONS TO OBLIGATIONS OF THE SELLERS. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Sellers in their sole discretion:

            SECTION 13.1. Intentionally Omitted.

            SECTION 13.2. Intentionally Omitted.

            SECTION 13.3. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other Person, required in connection with the execution, delivery and performance of the Transaction Documents shall have been duly obtained and shall be in full force and effect on the Closing Date.

            SECTION 13.4. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares any of the

Transaction Documents invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

            SECTION 13.5. Escrow Agreement. The Buyer shall have executed and delivered to the Sellers the Escrow Agreement.

            SECTION 13.6. Consulting Agreement. The Buyer shall have executed and delivered to Peter Tracy dated as of the Closing Date a consulting agreement (the "Consulting Agreement"), substantially in the form of Exhibit B hereto.

            SECTION 13.7. Buyer Closing Documents. The Buyer shall have delivered to the Sellers the following documents:

            (a) all instruments that are necessary or desirable to effect the assumption by Buyer of the Assumed Liabilities;

            (b) a copy of the resolutions duly adopted by the Buyer authorizing the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, as in effect as of the Closing Date, certified by an officer of the Buyer;

            (c) a certification (dated not less than 5 Business Days prior to the Closing Date) of the Secretary of State of the jurisdiction of its formation as to the good standing of the Buyer in such jurisdiction; and

            (d) such other documents relating to the transactions contemplated by the Transaction Documents to be consummated at the Closing as the Sellers shall reasonably request.

All proceedings or actions taken or required to be taken by the Buyer in connection with the transactions contemplated by Transaction Documents, and all documents incident thereto, must be reasonably satisfactory in form and substance to the Sellers and their legal counsel.

            SECTION 13.8. Opinion of Counsel. The Sellers shall have received a favorable opinion, dated as of the Closing Date, from Willkie Farr & Gallagher, counsel to the Buyer, substantially in the form of Exhibit D hereto.

            SECTION 14. CONDITIONS TO OBLIGATIONS OF THE BUYER. The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by the Buyer in its sole discretion:

            SECTION 14.1. Intentionally Omitted.

            SECTION 14.2. Intentionally Omitted.

            SECTION 14.3. Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, required in connection with the execution, delivery and performance of the Transaction Documents shall have been duly obtained and shall be in full force and effect on the Closing Date.

            SECTION 14.4. No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares any of the Transaction Documents invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby shall be in effect.

            SECTION 14.5. No Material Adverse Change. During the period from March 31, 1997 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Business.

            SECTION 14.6. Opinion of Counsel. The Buyer shall have received a favorable opinion, dated as of the Closing Date, from Siegal, O'Connor, Schiff & Zangari, P.C., counsel to the Sellers, substantially in the form of Exhibit C hereto.

            SECTION 14.7. Escrow Agreement. Each of the Sellers shall have executed and delivered to the Buyer the Escrow Agreement.

            SECTION 14.8. Consulting Agreement. Peter Tracy shall have executed and delivered to the Buyer the Consulting Agreement.

            SECTION 14.9. State Taxes. The Buyer shall have received any and all clearance certificates or similar documents that may be required by any state Tax authority in order to relieve the Buyer of any obligation to withhold any portion of the Purchase Price. The Sellers shall provide reasonable assistance to the Buyer in obtaining appropriate certificates or documents and shall provide to the Buyer a list of the states in which the Business is conducted.

            SECTION 14.10. FIRPTA Withholding Certificate. The Buyer shall have received a certificate from each of the Sellers substantially in the form of Exhibit E hereto.

            SECTION 14.11. Seller Closing Documents. The Sellers shall have delivered to the Buyer the following documents:

            (a) a copy of the resolutions duly adopted by the Company's partners and each of the Partner's Board of Directors, authorizing such of the execution, delivery and performance of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby, as in effect as of the Closing Date, certified by an officer or partner of each such Seller;

            (b) with respect to Opus and Dorinda, a certificate (dated not less than 5 Business Days prior to the Closing Date) of the Secretary of State of the jurisdiction of its formation as to the good standing of such Partner in such jurisdiction;

            (c) the Files and Records forming a part of the Purchased Property;

            (d) such bills of sale, special warranty deeds, assignments of contracts, assignments of leases and all other instruments of conveyance that are necessary to effect the purchase and sale of the Purchased Property;

            (e) copies of the consents, waivers and approvals specified on
Schedule 5.5, except those the failure of which to be obtained will not have a material adverse effect on the Business, provided that all consents, waivers and approvals specified in Schedule 5.5 shall remain subject to Section 8.2;

            (f) such other documents relating to the transactions contemplated by the Transaction Documents as the Buyer reasonably requests; and

            (g) physical possession and control of the Purchased Property.

            SECTION 14.12. Legal Matters. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of the Sellers under the provisions of the Transaction Documents, and all other actions and proceedings required to be taken by or on behalf of the Sellers in furtherance of the transactions contemplated hereby and thereby, shall be reasonably satisfactory in form and substance to counsel for the Buyer.

            SECTION 14.13. Completion of Due Diligence. The Buyer shall have completed its due diligence examination of the Company and the results of such examination shall be satisfactory to the Buyer.

            SECTION 15. Intentionally Omitted.

            SECTION 16. MISCELLANEOUS.

            SECTION 16.1. Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect, provided, that the Buyer may assign its rights hereunder to an Affiliate and to any party providing financing in connection with the transactions contemplated hereby, provided further, that no such assignment shall reduce or otherwise vitiate any of the obligations of the Sellers hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

            SECTION 16.2. Governing Law; Jurisdiction. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of New York located in White Plains, New York.

            SECTION 16.3. Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, any legal and accounting fees, whether or not the transactions contemplated hereby are consummated. The Sellers shall pay all state and local sales, use, transfer, transfer gains, excise, value-added or other similar taxes, and all recording and filing fees that may be imposed by reason of the sale, transfer, assignment and delivery of the Purchased Property ("Transfer Taxes") and shall prepare and file any related Tax Returns required to be filed in connection with the payment of such Transfer Taxes on a timely basis..

            SECTION 16.4. Broker's and Finder's Fees. Each of the parties represents and warrants that it has dealt with no broker or finder in connection with any of the transactions contemplated by the Transaction Documents and, insofar as it knows, no other broker or other person, except the Chief Financial Officer of the Company, is entitled to any commission or finder's fee in connection with any of these transactions.

            SECTION 16.5. Severability. In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect.

            SECTION 16.6. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(iii) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the U.S. Postal Service or (iv) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

            If to the Sellers:

                        MicroPatent
                        c/o Neato, LLC
                        250 Dodge Avenue
                        East Haven, Connecticut 06512
                        Attention:  Peter Tracy
                        Telecopy: (203) 453-5334

                        and

                        Dorinda Developments, Inc.
                        1101 King Street
                        Alexandria, Virginia 22314
                        Attention:  Sir Charles Chadwyck-Healey
                        Telecopy: (703) 683-7589

            Copy to:

                        Siegel O'Connor Schiff & Zangari, P.C.
                        171 Orange Street
                        New Haven, Connecticut 06510
                        Attention: Mario Zangari, Esq.
                        Telecopy: (203) 782-2766

                        Rubin Baum Levin Constant & Friedman
                        30 Rockefeller Plaza
                        New York, New York 10112
                        Attention:  Burton R. Rubin, Esq.
                        Telecopy:  (212) 481-1638

            If to the Buyer:

                        MicroPatent LLC
                        c/o Information Ventures LLC.
                        263 Tresser Boulevard, 6th Floor
                        Stamford, Connecticut 06901
                        Attention:  Mason Slaine
                        Telecopy:  (203) 327-9653

            Copy to:

                        Willkie Farr & Gallagher
                        One Citicorp Center
                        153 East 53rd Street
                        New York, New York 10022
                        Attn: Steven J. Gartner, Esq.
                        Telecopy: (212) 821-8111

Any party may change its address for the purpose of this Section by giving the other party written notice of its new address in the manner set forth above.

            SECTION 16.7. Amendments; Waivers. This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

            SECTION 16.8. Public Announcements. The parties agree that after the signing of this Agreement, neither party shall make any press release or public announcement concerning the transactions contemplated by the Transaction Documents without the prior written approval of the other parties unless a press release or public amendment is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the nondisclosing parties prior notice and an opportunity to comment on the proposed disclosure.

            SECTION 16.9. Entire Agreement. The Transaction Documents contain the entire understanding between the parties hereto with respect to the transactions contemplated thereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

            SECTION 16.10. Parties in Interest. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Sellers, and the Buyer and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third persons to the Sellers or the Buyer. No provision of this Agreement shall give any third persons any right of subrogation or action over or against the Sellers or the Buyer.

            SECTION 16.11. Scheduled Disclosures. Disclosure of any matter, fact or circumstance in a Schedule to this Agreement shall not be deemed to be disclosure thereof for purposes of any other Schedule hereto.

            SECTION 16.12. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            SECTION 16.13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

                            [Signature page follows.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                    MICROPATENT


                                    By:  Opus Publications, Inc.
                                         Its General Partner


                                    By: /s/ Peter H. Tracy
                                        ----------------------------------------
                                        Name: /s/ Peter H. Tracy
                                        Title:   President

                                    OPUS PUBLICATIONS, INC.


                                    By: /s/ Peter H. Tracy
                                        ----------------------------------------
                                        Name: /s/ Peter H. Tracy
                                        Title:  President

                                    DORINDA DEVELOPMENTS, INC.


                                    By:  /s/ Charles E. Chadwyck-Healey
                                        ----------------------------------------
                                        Name:  Sir Charles E. Chadwyck-Healey
                                        Title: President


                                    /s/ Susan Severtson
                                    --------------------------------------------
                                    SUSAN SEVERTSON


                                   /s/ Robert Asleson
                                   ---------------------------------------------
                                    ROBERT ASLESON

                                    MICROPATENT LLC


                                    By: /s/ Mason Slaine
                                        ----------------------------------------
                                        Name:  Mason Slaine
                                        Title: Chief Executive Officer

                                    THE UNDERSIGNED AGREES TO GUARANTEE THE
                                    PROMPT PAYMENT IN FULL OF THE PURCHASE
                                    PRICE PURSUANT TO SECTION THREE

                                    INFORMATION VENTURES LLC


                                    By: /s/ Mason Slaine
                                        ----------------------------------------
                                        Name:  Mason Slaine
                                        Title: President

                                    THE UNDERSIGNED, THE SOLE OWNER OF OPUS, IN
                                    CONSIDERATION OF THE PORTION OF THE PURCHASE
                                    PRICE TO BE RECEIVED BY OPUS, HEREBY AGREES
                                    TO COMPLY WITH THE COVENANT SET FORTH IN
                                    SECTION 8.7 AS THOUGH HIS NAME APPEARED
                                    THEREIN IN PLACE OF "THE SELLERS"


                                    /s/ Peter H. Tracy
                                    --------------------------------------------
                                    Peter Tracy